LEGG MASON PARTNERS INCOME FUNDS
LEGG MASON PARTNERS CAPITAL AND INCOME FUND

Sub-Item 77C


Registrant incorporates by reference Registrant's additional definitive proxy soliciting materials and rule 14(a)(12) material dated October 3,2006 filed on October 3,2006.
(Accession No. 0001193125-06-201783)